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Exhibit 10.2

ALBERTA ENERGY

PETROLEUM AND NATURAL GAS LICENCE

NO. 5305030982

Initial Term of License: 2 years

Term Commencement Date: March 24, 2005

Licensee:

STANDARD LAND COMPANY INC.	100.0000000%

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WHEREAS Her Majesty is the owner of the minerals in respect of which rights are granted under this Licence;

THEREFORE, subject to the terms and conditions of this Licence, Her Majesty grants to the Licensee, insofar as Her Majesty has the right to grant the same, the exclusive right to drill for and recover the Licensed Substances within the Location, together with the right to remove from the Location any Licensed Substance recovered, for the Initial Term and, subject to the Mines and Minerals Act, for the Intermediate Term, and thereafter for so long as this Licence is permitted to continue under the Act;

RESERVING AND PAYING to Her Majesty,

(a)	in respect to each year during which is Licence remains in effect, a clear yearly rental computed at the rate prescribed by, and payable in accordance with, the Mines and Minerals Act, and
(b)

the royalty on all Licensed Substances recovered pursuant to this Licence, that is now or may hereafter from time to time be prescribed by, and that is payable in accordance with, the Mines and Minerals Act, such royalty to be calculated free of any deductions except those that are permitted under the Mines and Minerals Act.

1(1)	In this Licence, a reference to the Mines and Minerals Act or to any other Act of the Legislature of Alberta referred to in section 2(2) (b) of this Licence shall be construed as a reference to
(a)	that Act, as amended from time to time,
(b)	any replacement of all or part of that Act from time to time enacted by the Legislature, as amended from time to time, and
(c)	any regulations, orders, directives or other subordinate legislation from time to time made under any enactment referred to in clause (a) or (b), as amended from time to time.
(2)	In this License,
(a)	“Her Majesty” means Her Majesty in right of Alberta, as represented by the Minister of Energy of the Province of Alberta;
(b)	“Initial Term” means the term of years shown as the “Initial Term of Licence” on the first page of this Licence and includes any extensions of that term under the Mines and Minerals Act;

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(c)	“Intermediate Term” means the 5-year period beginning on
(i)	subject to subclause (ii) of this clause, the date of the expiration of the term of years shown as the “Initial Term of Licence” on the first page of this Licence, or
(ii)	the most recent anniversary of that expiration date, if that term of years is extended for a period of more than one year,

and includes any extensions of that 5-year period under the Mines and Minerals Act;

(d)	“Licensed Substances” means the minerals described under the heading “Description of Location and Licensed Substances” in the Appendix to this Licence;
(e)	“Location” means the subsurface area or areas underlying the surface area of the Tract and described in the Appendix to this Licence under the heading “Description of Location and Licensed Substances”
(f)	“Oil Sands Area” means an oil sands deposit designated by Alberta Energy and Utilities Board under section 7 of the Oil Sands Conservation Act, C. 0-5.5;
(g)

“Solution Gas” means gas that is dissolved in crude oil or crude bitumen under initial reservoir conditions, and includes any such gas that evolves as a result of changes in pressure, temperature or both, due to human disturbance;

(h)	“Term Commencement Date” means the date shown on the first page of this Licence as the Term Commencement Date;
(i)	“Tract” means the tract or tracts of land described under the heading “Description of Location and Licensed Substances” in the Appendix to this Licence;
(j)

a reference to “Petroleum”, “Natural Gas”, “Petroleum and Natural Gas” or “Licensed Substances” in the body or in the Appendix of a Crown Petroleum and Natural Gas Licence issued in whole or in part in respect of an Oil Sands Area does not, insofar as it pertains or relates to the Oil Sands Area in respect of which the Licence is issued, include Solution Gas and Solution Gas is to that extent excluded from those references.

2.	This Licence is granted upon the following conditions:
(1)	The Licensee shall pay to Her Majesty with rental and royalty reserved under this Licence.

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(2)	The Licensee shall comply with the provisions of
(a)	the Mines and Minerals Act, and
(b)

any other Acts of Legislature of Alberta that prescribe, apply to or affect the rights and obligations of a licensee of petroleum and natural gas rights that are the property of Her Majesty, or that relate to, apply to or affect the Licensee in the conduct of its operations or activities under this Licence.

(3)	The provisions of the Acts referred to in subsection (2) of this section are deemed to be incorporated in this Licence.
(4)	In the event of conflict between a provision of this Licence and a provision referred to in subsection (2) of this section, the latter provision prevails.
(5)

The Licensee shall not claim or purport to exercise any rights, prerogatives, privileges or immunities that would otherwise exempt the Licensee from compliance with any of the provisions of the Mines and Minerals Act or of any other Act of the Legislature of Alberta referred to in subsection (2) (b) of this section.

(6)	Natural gas produced pursuant to this Licence shall be used within Alberta unless the consent of the Lieutenant Governor in Council to its use elsewhere is previously obtained.
(7)	The Licensee shall keep Her Majesty indemnified against
(a)

all actions, claims and demands brought or made against Her Majesty by reason of anything done or omitted to be done, whether negligently or otherwise, by the Licensee, or any other person in the exercise or purported exercise of the rights granted and duties imposed under this Licence, and

(b)	all losses, damages, costs, charges and expenses that Her Majesty sustains or incurs in connection with any action, claim or demand referred to in clause (a).
(8)	This Licence is also subject to the special provisions, if any, contained in the Appendix to this Licence.

EXECUTED on behalf of the Minister of Energy of the Province of Alberta at Edmonton, Alberta.

/s/ signed

For Ministry of Energy

on behalf of Her Majesty

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APPENDIX

TO

2 YEAR PLAINS PETROLEUM AND NATURAL GAS LICENCE NO. 5305030982

TERM COMMENCEMENT DATE:

March 24, 2005

AGGREGATE AREA:

1536 HECTARES

DESCRIPTION OF LOCATION AND LICENCED SUBSTANCES:

4-04-003; 18-20; 30

4-05-003; 24; 25

PETROLEUM AND NATURAL GAS

SPECIAL PROVISIONS

NIL